Exhibit 99.1

News Release

Beazer Homes USA, Inc. Announces Closings of Over $470 Million of Offerings

and

Redemption of 12% Senior Secured Notes

ATLANTA — (BUSINESS WIRE) — July 18, 2012 — Beazer Homes USA, Inc. (NYSE: BZH) announced today the closings this week of its underwritten public offerings of 22,000,000 shares of common stock and 4,600,000 of 7.50% tangible equity units (collectively, the “equity offerings”) as well as the closing of its offering of $300 million aggregate principal amount of 6.625% Senior Secured Notes due 2018 at par (the “2018 notes offering”). The closing of the Company’s offering of tangible equity units includes the exercise by the underwriters of an over-allotment option of 600,000 units.

Net proceeds from the equity offerings will be used to grow the Company’s operations, including land investments in Florida, California, Texas, North Carolina and Arizona of approximately $100 million, and for general corporate purposes, including the repayment of outstanding indebtedness. The Company used the net proceeds from the 2018 notes offering to replenish cash used to fund the redemption of the Company’s 12% senior secured notes due 2017 (the “2017 notes”) and for general corporate purposes. In connection with the redemption of the 2017 notes, which will occur on August 17, 2012, the Company today announced that it had satisfied and discharged its obligations under the 2017 notes by depositing funds sufficient for the redemption.

In addition, as previously disclosed, the Company has received commitments from four financial institutions for a proposed $150 million secured revolving credit facility, which will replace the Company’s existing credit facility.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities constituting the equity offering in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Further, this press release does not constitute an offer to sell or the solicitation of an offer to buy any of the notes sold in the 2018 notes offering nor does it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The notes sold in the 2018 notes offering have not been registered under the Securities Act or applicable state securities laws, and the notes offered pursuant thereto were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States in accordance with Regulation S under the Securities Act. Unless so registered, the notes sold in the 2018 notes offering cannot be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

About Beazer Homes USA, Inc.

Beazer Homes USA Inc., headquartered in Atlanta, Georgia, is one of the ten largest single-family homebuilders in the United States. The Company’s industry-leading high performance homes are designed to lower the total cost of home ownership while reducing energy and water consumption. With award-winning floor-plans, the Company offers homes that incorporate exceptional value and quality to consumers in 16 states, including Arizona, California, Delaware, Florida, Georgia, Indiana, Maryland, Nevada, New Jersey, New York, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, and Virginia. Beazer Homes is listed on the New York Stock Exchange and trades under the ticker symbol “BZH.”

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements represent our expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. Words such as “will” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, changing market conditions and our ability to grow the Company’s business as well as our ability to make opportunistic land investments on terms that are acceptable to us or at all. Additional Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to, those disclosed in the Company’s Annual Report on Form 10-K for the year ended September 30, 2011 under the heading “Risk Factors.” This list of factors is not exhaustive, however, and these or other factors, many of which are outside of the Company’s control, could have a material adverse effect on the Company and its results of operations. Forward-looking statements speak only as of the date on which the statements are made, and the Company undertakes no obligation to update any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth herein.

CONTACT

Beazer Homes USA, Inc.

Jeff Hoza, 770-829-3713

Vice President, Treasurer

investor.relations@beazer.com

2